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                               CUSTODIAN AGREEMENT

      This Agreement, dated as of July 22, 2005, is by and between FIRST EAGLE FUNDS AND FIRST EAGLE VARIABLE FUNDS, each a business trust organized and existing under the laws of Delaware (the "Fund"), and STATE STREET BANK and TRUST COMPANY, a Massachusetts trust company (the "Custodian").

                                   WITNESSETH:

      WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

      WHEREAS, the Fund intends that this Agreement initially be applicable to the series listed on Schedule 1 hereto (such series together with all other series subsequently established by the Fund and made subject to this Agreement in accordance with Section 17.2, be referred to herein as the "Portfolio(s)");

      NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

SECTION 1. EMPLOYMENT OF CUSTODIAN AND PROPERTY TO BE HELD BY IT. The Fund hereby employs the Custodian as the custodian of the assets of the Portfolios of the Fund, including securities which the Fund, on behalf of the applicable Portfolio, desires to be held in places within the United States ("domestic securities") and securities it desires to be held outside the United States ("foreign securities"). The Fund, on behalf of the Portfolio(s), agrees to deliver to the Custodian all securities and cash of the Portfolios, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Portfolio(s) from time to time, and the cash consideration received by it for such new or treasury shares of beneficial interest of the Fund representing interests in the Portfolios ("Shares") as may be issued or sold from time to time. The Custodian shall not be responsible for any property of a Portfolio held or received by the Portfolio and not delivered to the Custodian.

Upon receipt of "Proper Instructions" (as such term is defined in Section 6 hereof), the Custodian shall on behalf of the applicable Portfolio(s) from time to time employ one or more sub-custodians located in the United States, but only in accordance with an applicable vote by the Board of Trustees of the Fund (the "Board") on behalf of the applicable Portfolio(s). The Custodian may employ as sub-custodian for the Fund's foreign securities on behalf of the applicable Portfolio(s) the foreign banking institutions and foreign securities depositories designated in Schedules A and B hereto, but only in accordance with the applicable provisions of Sections 3 and 4. The Custodian shall have no more or less responsibility or liability to the Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian at the time of the actions or omissions of the sub-custodian.

SECTION 2. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE FUND HELD BY
           THE CUSTODIAN IN THE UNITED STATES

      SECTION 2.1 HOLDING SECURITIES. The Custodian shall hold and physically segregate for the account of each Portfolio all non-cash property, to be held by it in the United States,

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including all domestic securities owned by such Portfolio other than securities which are maintained pursuant to Section 2.8 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury (each, a "U.S. Securities System").

      SECTION 2.2 DELIVERY OF SECURITIES. The Custodian shall release and deliver domestic securities owned by a Portfolio held by the Custodian or in a U.S. Securities System account of the Custodian only upon receipt of Proper Instructions on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

      1) Upon sale of such securities for the account of the Portfolio and receipt of payment therefor;

      2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Portfolio;

      3) In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 2.8 hereof;

      4) To the depository agent in connection with tender or other similar offers for securities of the Portfolio;

      5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

      6) To the issuer thereof, or its agent, for transfer into the name of the Portfolio or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.7 or into the name or nominee name of any sub-custodian appointed pursuant to Section 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

      7) Upon the sale of such securities for the account of the Portfolio, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;

      8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

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      9)    In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

      10) For delivery in connection with any loans of securities made by the Portfolio, but only if the Portfolios determine to engage in securities lending activities (which shall be subject to a separate agreement if the Custodian is the agent of the Fund therefor), and only against receipt of adequate collateral as agreed upon from time to time by the Fund (and the Custodian if the Custodian is the agent of the Fund therefore) on behalf of the Portfolio, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, subject to the provisions of
            Section 14, the Custodian will not be held liable or responsible for the delivery of securities owned by the Portfolio prior to the receipt of such collateral.

      11) For delivery as security in connection with any borrowing by the Fund on behalf of the Portfolio requiring a pledge of assets by the Fund on behalf of the Portfolio, but only against receipt of amounts borrowed, except that where additional collateral is required to secure a borrowing already made, upon Custodian's receipt of Proper Instructions, further securities may be released and delivered for that purpose;

      12) For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio of the Fund;

      13) For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission ("CFTC") and/or any contract market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Portfolio of the Fund;

      14) Upon receipt of instructions from the transfer agent for the Fund (the "Transfer Agent") for delivery to such Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the currently effective prospectus and statement of additional information of the Fund related to the Portfolio (the "Prospectus"), in satisfaction of requests by holders of Shares for repurchase or redemption;

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      15)   For delivery as initial or variation margin in connection with futures or options on futures contracts entered into by the Fund on behalf of the Portfolio; and

      16) For any other purpose, but only upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio specifying the securities of the Portfolio to be delivered and naming the person or persons to whom delivery of such securities shall be made.

      SECTION 2.3 REGISTRATION OF SECURITIES. Domestic securities held by the Custodian (other than bearer securities) shall be registered in the name of the Portfolio or in the name of any nominee of the Fund on behalf of the Portfolio or of any nominee of the Custodian which nominee shall be assigned exclusively to the Portfolio, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment advisor as the Portfolio, or in the name or nominee name of any agent appointed pursuant to Section 2.7 or in the name or nominee name of any sub-custodian appointed pursuant to Section 1. All securities accepted by the Custodian on behalf of the Portfolio under the terms of this Agreement shall be in "street name" or other good delivery form. If, however, the Fund directs the Custodian to maintain securities in "street name", the Custodian shall utilize its best efforts only to timely collect income due the Fund on such securities and to notify the Fund on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

      SECTION 2.4 BANK ACCOUNTS. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of each Portfolio of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"). Funds held by the Custodian for a Portfolio may be deposited by it to its credit as Custodian in the banking department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of each applicable Portfolio be approved by vote of a majority of the Board. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

      SECTION 2.5 COLLECTION OF INCOME. Subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered domestic securities held hereunder to which each Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to such Portfolio's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due each Portfolio on securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the Fund. The Custodian will have

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no duty or responsibility in connection therewith, other than to provide the
Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Portfolio is properly entitled.

      SECTION 2.6 PAYMENT OF FUND MONIES. Upon receipt of Proper Instructions on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of a Portfolio in the following cases only:

      1) Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Portfolio but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Portfolio or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in
            Section 2.8 hereof; (c) in the case of repurchase agreements entered into between the Fund on behalf of the Portfolio and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Portfolio of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Portfolio; or (d) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund as defined herein;

      2) In connection with conversion, exchange or surrender of securities owned by the Portfolio as set forth in Section 2.2 hereof;

      3)    For the redemption or repurchase of Shares issued as set forth in
            Section 5 hereof;

      4) For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

      5) For the payment of any dividends on Shares declared pursuant to the governing documents of the Fund;

      6) For payment of the amount of dividends received in respect of securities sold short;

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      7)    For delivery as initial or variation margin in connection with futures or options on futures contracts entered into by the Fund on behalf of the Portfolio; and

      8) For any other purpose, but only upon receipt of Proper Instructions from the Fund on behalf of the Portfolio specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

      SECTION 2.7 APPOINTMENT OF AGENTS. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act to act as a custodian, as its agent to carry out such of the provisions of this Section 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

      SECTION 2.8 DEPOSIT OF FUND ASSETS IN U.S. SECURITIES SYSTEMS. The Custodian may deposit and/or maintain securities owned by a Portfolio in a U.S. Securities System in compliance with the conditions of Rule 17f-4 of the 1940 Act, as amended from time to time.

      SECTION 2.9 SEGREGATED ACCOUNT. The Custodian shall upon receipt of Proper Instructions on behalf of each applicable Portfolio establish and maintain a segregated account or accounts for and on behalf of each such Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.8 hereof, (i) in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the CFTC or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Portfolio or commodity futures contracts or options thereon purchased or sold by the Portfolio, (iii) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release of the U.S. Securities and Exchange Commission (the "SEC"), or interpretative opinion of the staff of the SEC, relating to the maintenance of segregated accounts by registered investment companies, and (iv) for any other purpose upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio.

      SECTION 2.10 OWNERSHIP CERTIFICATES FOR TAX PURPOSES. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of each Portfolio held by it and in connection with transfers of securities.

      SECTION 2.11 PROXIES. The Custodian shall, with respect to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Portfolio such proxies, all proxy soliciting materials and all notices relating to such securities.

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      SECTION 2.12 COMMUNICATIONS RELATING TO PORTFOLIO SECURITIES. Subject to
the provisions of Section 2.3, the Custodian shall transmit promptly to the Fund for each Portfolio all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund on behalf of the Portfolio and the maturity of futures contracts purchased or sold by the Portfolio) received by the Custodian from issuers of the securities being held for the Portfolio. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Portfolio all written information received by the Custodian (including, upon actual receipt, from any sub-custodian appointed pursuant to Section 1 hereof or any agent appointed pursuant to Section 2.7 hereof) from issuers of the securities whose tender or exchange is sought and from the party (or its agents) making the tender or exchange offer. Unless alternative procedures are mutually agreed upon in respect of particular transactions, if the Portfolio desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Portfolio shall notify the Custodian at least two (2) business days prior to the date on which the Custodian is to take such action. In cases when the Fund provides the Custodian with less than two (2) business days' notice of its desired action, the Custodian shall use reasonable efforts to timely transmit the Fund's notice to the appropriate party.

SECTION 3. PROVISIONS RELATING TO RULES 17F-5 AND 17F-7

      SECTION 3.1. DEFINITIONS. As used throughout this Agreement, the capitalized terms set forth below shall have the indicated meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the SEC, or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

"Eligible Securities Depository" has the meaning set forth in section (b)(1) of Rule 17f-7.

"Foreign Assets" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios' transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(3) of Rule 17f-5.

"Rule 17f-5" means Rule 17f-5 promulgated under the 1940 Act.

"Rule 17f-7" means Rule 17f-7 promulgated under the 1940 Act.

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      SECTION 3.2. THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.

      3.2.1 DELEGATION TO THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. The Fund, by resolution adopted by its Board, hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

      3.2.2 COUNTRIES COVERED. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Agreement, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund, on behalf of the Portfolios, of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Agreement by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Agreement. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Portfolios to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Portfolios with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

      3.2.3 SCOPE OF DELEGATED RESPONSIBILITIES:

      (a) SELECTION OF ELIGIBLE FOREIGN CUSTODIANS. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities

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as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible
Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

      (b) CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

      (c) MONITORING. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder.

      3.2.4 GUIDELINES FOR THE EXERCISE OF DELEGATED AUTHORITY. For purposes of this Section 3.2, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios.

      3.2.5 REPORTING REQUIREMENTS. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter (or more frequently as reasonably specified by the Board) in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports containing such information as the Fund or the Board may reasonably request and at such times as reasonably specified by the Board but at least quarterly, including notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3.2 after the occurrence of the material change; provided, that the information is readily available to the Custodian and that the Fund and the Custodian have agreed to the Custodian's compensation payable with respect to such information and reports other than those required by Rule 17f-5(b)(2) under the 1940 Act.

      3.2.6 STANDARD OF CARE AS FOREIGN CUSTODY MANAGER OF A PORTFOLIO. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

      3.2.7 REPRESENTATIONS WITH RESPECT TO RULE 17F-5. The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section
(a)(7) of Rule 17f-5. The Fund

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represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Agreement to the Custodian as the Foreign Custody Manager of the Portfolios.

      3.2.8 EFFECTIVE DATE AND TERMINATION OF THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. The Board's delegation to the Custodian as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.

      SECTION 3.3 ELIGIBLE SECURITIES DEPOSITORIES.

      3.3.1 ANALYSIS AND MONITORING. The Custodian shall (a) provide the Fund (or its duly-authorized investment manager or investment advisor) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment advisor) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

      3.3.2 STANDARD OF CARE. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.

SECTION 4. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE PORTFOLIOS
           HELD OUTSIDE THE UNITED STATES

      SECTION 4.1 DEFINITIONS. As used throughout this Agreement, the capitalized terms set forth below shall have the indicated meanings:

"Foreign Securities System" means an Eligible Securities Depository listed on Schedule B hereto.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

      SECTION 4.2. HOLDING SECURITIES. The Custodian shall identify on its books as belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

      SECTION 4.3. FOREIGN SECURITIES SYSTEMS. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

      SECTION 4.4. TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.

      4.4.1. DELIVERY OF FOREIGN ASSETS. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Portfolios held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

       (i) upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

       (ii) in connection with any repurchase agreement related to foreign securities;

       (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

       (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

       (v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

       (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

       (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

       (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

       (ix) for delivery as security in connection with any borrowing by the Portfolios requiring a pledge of assets by the Portfolios;

       (x) for delivery as initial or variation margin in connection with futures or options on futures contracts entered into by the Fund on behalf of the Portfolio;

       (xi)   in connection with the lending of foreign securities; and

       (xii) for any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

      4.4.2. PAYMENT OF PORTFOLIO MONIES. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

       (i) upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

       (ii) in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

       (iii) for the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Agreement, legal fees, accounting fees, and other operating expenses;

       (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

       (v) for delivery as initial or variation margin in connection with futures or options on futures contracts entered into by the Fund on behalf of the Portfolio;

       (vi) for payment of part or all of the dividends received in respect of securities sold short;

       (vii) in connection with the borrowing or lending of foreign securities; and

       (viii) for any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

      4.4.3. MARKET CONDITIONS. Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

      SECTION 4.5. REGISTRATION OF FOREIGN SECURITIES. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Agreement unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

      SECTION 4.6 BANK ACCOUNTS. The Custodian shall identify on its books as belonging to the Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

       SECTION 4.7. COLLECTION OF INCOME. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

      SECTION 4.8 SHAREHOLDER RIGHTS. With respect to the foreign securities held pursuant to this Section 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

      SECTION 4.9. COMMUNICATIONS RELATING TO FOREIGN SECURITIES. The Custodian shall transmit promptly to the Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. Subject to the provisions of Section 14, the Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least two (2) business days prior to the date on which the Custodian is to take action to exercise such right or power.

      SECTION 4.10. LIABILITY OF FOREIGN SUB-CUSTODIANS. Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. The Custodian shall notify the Fund of any such agreement with a Sub-Custodian not meeting the standards to be sought under the preceding sentence pursuant to the requirements of Section 3.2.5 and upon the request of the Fund at any time with respect to any particular market. At the Fund's election, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

      SECTION 4.11 TAX LAW. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund with respect to the Portfolios or the Custodian as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

      SECTION 4.12. LIABILITY OF CUSTODIAN. The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Agreement and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

SECTION 5. PAYMENTS FOR SALES OR REPURCHASES OR REDEMPTIONS OF SHARES. The Custodian shall receive from the distributor for the Shares or from the Transfer Agent and deposit into the account of the appropriate Portfolio such payments as are received for Shares thereof issued or sold from time to time by the Fund. The Custodian will provide timely notification to the Fund on behalf of each such Portfolio and the Transfer Agent of any receipt by it of payments for Shares of such Portfolio.

From such funds as may be available for the purpose, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by the Fund to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Fund and the Custodian.

SECTION 6. PROPER INSTRUCTIONS. Proper Instructions, which may also be standing instructions, as used throughout this Agreement, shall mean instructions received by the Custodian from the Fund, the Fund's investment manager, or a person or entity duly authorized by either of them. Such instructions may be in writing signed by the authorized person or persons or may be in a tested communication or in a communication utilizing access codes effected between electro-mechanical or electronic devices or may be by such other means and utilizing such intermediary systems and utilities as may be agreed to from time to time by the Custodian and the person or entity giving such instructions, provided that the Fund has followed any security procedures agreed to from time to time by the Fund and the Custodian, including, but not limited to, the security procedures selected by the Fund in the Funds Transfer Addendum to this Agreement. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed promptly in writing. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any multi-party agreement which requires a segregated asset account in accordance with Section 2.10 of this Agreement. The Fund or the Fund's investment manager shall cause its duly authorized officer to certify to the Custodian in writing the names and specimen signatures of persons authorized to give Proper Instructions, together with a statement as to the number of such authorized persons (if more than one) whose signature or approval is required with respect to particular types of transactions. The Custodian shall be entitled to rely upon the identity and authority of such persons until it receives notice from the Fund to the contrary.

SECTION 7. ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY. The Custodian may in its discretion, without express authority from the Fund on behalf of each applicable
Portfolio:

      1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for to the Fund on behalf of the Portfolio;

      2) surrender securities in temporary form for securities in definitive form;

      3) endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments; and

      4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by the Board.

SECTION 8. EVIDENCE OF AUTHORITY. The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper reasonably and in good faith believed by it to be genuine and to have been properly executed by or on behalf of the Fund. The Custodian may receive and accept a copy of a resolution certified by the Secretary or an Assistant Secretary of the Fund ("Certified Resolution") as conclusive evidence (a) of the authority of any person to act in accordance with such resolution or (b) of any determination or of any action by the Board as described in such resolution, and such resolution may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

SECTION 9. DUTIES OF CUSTODIAN WITH RESPECT TO THE BOOKS OF ACCOUNT AND CALCULATION OF NET ASSET VALUE AND NET INCOME. The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board to keep the books of account of each Portfolio and/or compute the net asset value per Share of the outstanding Shares or, if directed in writing to do so by the Fund on behalf of the Portfolio, shall itself keep such books of account and/or compute such net asset value per Share. If so directed, the Custodian shall also calculate daily the net income of the Portfolio as described in the Prospectus and shall advise the Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per Share and the daily income of each Portfolio shall be made at the time or times described from time to time in the Prospectus.

SECTION 10. RECORDS. The Custodian shall with respect to each Portfolio create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Fund under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the SEC. The Custodian shall, at the Fund's request, supply the Fund with a tabulation of securities owned by each Portfolio and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations. Upon request, the Custodian shall furnish the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice from the Custodian and shall furnish to the Fund copies of the Custodian's daily transaction sheets relating thereto.

SECTION 11. OPINION OF FUND'S INDEPENDENT ACCOUNTANT. The Custodian shall take all reasonable action, as the Fund on behalf of each applicable Portfolio may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's Form N-1A, and Form N-SAR or other annual reports to the SEC and with respect to any other requirements thereof.

SECTION 12. REPORTS TO FUND BY INDEPENDENT PUBLIC ACCOUNTANTS. The Custodian shall provide the Fund, on behalf of each of the Portfolios at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a U.S. Securities System or a Foreign Securities System (either, a "Securities System"), relating to the services provided by the Custodian under this Agreement; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

SECTION 13. COMPENSATION OF CUSTODIAN. The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Fund on behalf of each applicable Portfolio and the Custodian.

SECTION 14. RESPONSIBILITY OF CUSTODIAN. So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. Except as otherwise expressly set forth herein, the Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement, but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence, including, without limitation, acting in accordance with any Proper Instruction. It shall be entitled to rely on and may act upon advice of counsel, selected, with reasonable care, (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. The Custodian shall be without liability to the Fund and the Portfolios for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk (as defined in Section 3 hereof), including without limitation nationalization, expropriation, currency restrictions, or acts of war, revolution, riots or terrorism.

In order for the indemnification provision contained in this Section to apply, it is understood that if in any case the Fund is asked by the Custodian to indemnify or hold the Custodian harmless, the Fund shall be fully and promptly advised of all pertinent facts known to the Custodian concerning the situation in question. The Fund shall have the option to defend the Custodian at the Fund's expense against any claim which may be the subject of a claim for indemnification hereunder. The Fund will notify the Custodian in writing within a reasonable time not to exceed 120 days after notification of the Custodian's claim for indemnification whether it will defend the Custodian at the Fund's own cost and expense. If the Fund shall agree to take over complete defense of the claim against the Custodian, the Fund shall be entitled to direct the defense with counsel selected by it and the Custodian shall in no case confess any claim or make any compromise with respect thereto except with the Fund's prior written consent for as long as the Fund is conducting a good faith and diligent defense. The Custodian shall at all times have the right to fully participate in the defense at its own expense directly or through counsel; provided, however, that if the named parties to the action or proceeding include both the Fund and the Custodian and the Custodian is advised that representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the Custodian may engage separate counsel at the expense of the Fund. If such good faith and diligent defense is not undertaken promptly or ceases to be conducted by the Fund, the Custodian shall have the right, at the expense of the Fund, to undertake the defense with counsel selected by the Custodian and to compromise or settle it, exercising reasonable business judgment. Nothing herein shall be construed to limit any right or cause of action on the part of the Custodian under this Agreement that is independent of any right or cause of action on the part of the Fund.

Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a sub-custodian or agent, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by; (i) events or circumstances beyond the reasonable control of the Custodian or any sub-custodian or Securities System or any agent or nominee of any of the foregoing, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, work stoppages, natural disasters, or other similar events or acts; (ii) errors by the Fund or its duly-authorized investment manager or investment advisor in their instructions to the Custodian provided such instructions have been in accordance with this Agreement; (iii) the insolvency of or acts or omissions by a Securities System; (iv) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian's sub-custodian or agent securities purchased or in the remittance or payment made in connection with securities sold; (v) any delay or failure of any company, corporation, or other body in charge of registering or transferring securities in the name of the Custodian, the Fund, the Custodian's sub-custodians, nominees or agents or any consequential losses arising out of such delay or failure to transfer such securities including non-receipt of bonus, dividends and rights and other accretions or benefits;
(vi) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or Securities System; and
(vii) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian (as defined in Section 4 hereof) to the same extent as set forth with respect to sub-custodians generally in this Agreement.

If the Fund on behalf of a Portfolio requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund or the Portfolio being liable for the payment of money or incurring liability of some other form, the Fund on behalf of the Portfolio, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

If the Fund requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the applicable Portfolio shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Portfolio's assets to the extent necessary to obtain reimbursement.

In no event shall the Custodian be liable for indirect, special or consequential damages.

SECTION 15. EFFECTIVE PERIOD, TERMINATION AND AMENDMENT. This Agreement shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, and may be amended at any time by mutual agreement of the parties hereto. This Agreement may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party. If the Fund is the terminating party, such termination shall take effect not sooner than ninety (90) days after the date of such delivery or mailing; provided, however, that the Fund shall not amend or terminate this Agreement in contravention of any applicable federal or state regulations, or any provision of the Fund's Declaration of Trust, and further provided, that the Fund on behalf of one or more of the Portfolios may at any time by action of its Board (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction. If the Custodian is the terminating party, such termination shall take effect not sooner than 180 days after the date of delivery or mailing of the termination notice, provided, however, that if the Fund has defaulted in its obligation to pay or repay any amount due to the Custodian hereunder, such notice period shall be reduced to not sooner than thirty (30) days.

Upon termination of the Agreement, the Fund on behalf of each applicable Portfolio shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

SECTION 16. SUCCESSOR CUSTODIAN. If a successor custodian for one or more Portfolios shall be appointed by the Board, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities of each applicable Portfolio then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of each such Portfolio held in a Securities System.

If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a Certified Resolution, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such resolution.

In the event that no written order designating a successor custodian or Certified Resolution shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, doing business in Boston, Massachusetts, or New York, New York, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $50,000,000, all securities, funds and other properties held by the Custodian on behalf of each applicable Portfolio and all instruments held by the Custodian relative thereto and all other property held by it under this Agreement on behalf of each applicable Portfolio, and to transfer to an account of such successor custodian all of the securities of each such Portfolio held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Agreement.

In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to procure the Certified Resolution to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.

SECTION 17. MISCELLANEOUS PROVISIONS.

      SECTION 17.1 1NTERPRETIVE AND ADDITIONAL PROVISIONS. In connection with the operation of this Agreement, the Custodian and the Fund on behalf of each of the Portfolios, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Fund's Declaration of Trust. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

      SECTION 17.2 ADDITIONAL FUNDS. In the event that the Fund establishes one or more series of Shares in addition to those in existence on the date hereof, with respect to which it desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees to provide such services, such series of Shares shall become a Portfolio hereunder.

      SECTION 17.3 MASSACHUSETTS LAW TO APPLY. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

      SECTION 17.3 PRIOR AGREEMENTS. This Agreement supersedes and terminates, as of the date hereof, all prior Agreements between the Fund on behalf of each of the Portfolios and the Custodian relating to the custody of the Fund's assets.

      SECTION 17.4 NOTICES. Any notice, instruction or other instrument required to be given hereunder may be delivered in person to the offices of the parties as set forth herein during normal business hours or delivered prepaid registered mail or by telex, cable or telecopy to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

To the Fund:             FIRST EAGLE FUND
                         1345 AVENUE OF THE AMERICAS
                         NEW YORK, NEW YORK 10105]

                         Attention: Robert Bruno
                         Telephone: (212) 698-3130
                         Telecopy:

                    With a copy to:

                         Arnhold and S. Bleichroeder Advisers, LLC
                         1345 Avenue of the Americas
                         New York, New York 10105
                         Attn: General Counsel

To the Custodian:        STATE STREET BANK AND TRUST COMPANY
                         801 Pennsylvania Avenue
                         Kansas City, MO 64105

                         Attention: Senior Vice President, Mutual Funds Services
                         Telephone: 816-871-4100
                         Telecopy: 816-871-9675

Such notice, instruction or other instrument shall be deemed to have been served in the case of a registered letter at the expiration of five business days after posting, in the case of cable twenty-four hours after dispatch and, in the case of telex, immediately on dispatch and if delivered outside normal business hours it shall be deemed to have been received at the next time after delivery when normal business hours commence and in the case of cable, telex or telecopy on the business day after the receipt thereof. Evidence that the notice was properly addressed, stamped and put into the post shall be conclusive evidence of posting.

      SECTION 17.5 REPRODUCTION OF DOCUMENTS. This Agreement and all schedules, addenda, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

      SECTION 17.6 REMOTE ACCESS SERVICES ADDENDUM. The Custodian and the Fund agree to be bound by the terms of the Remote Access Services Addendum attached hereto.

      SECTION 17.7 SHAREHOLDER COMMUNICATIONS ELECTION. SEC Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs the Fund to indicate whether it authorizes the Custodian to provide the Fund's name, address, and share position to requesting companies whose securities the Fund owns. If the Fund tells the Custodian "no", the Custodian will not provide this information to requesting companies. If the Fund tells the Custodian "yes" or does not check either "yes" or "no" below, the Custodian is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For the Fund's protection, the Rule prohibits the requesting company from using the Fund's name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

YES [ ] The Custodian is authorized to release the Fund's name, address, and share positions.

NO [X] The Custodian is not authorized to release the Fund's name, address, and share positions.

      SECTION 17.8 SEVERABILITY. In the event any provision of this Agreement is held illegal, void or unenforceable, the balance shall remain in effect.

      SECTION 17.9 CONFIDENTIALITY. The Custodian agrees that during the term of this Agreement it will maintain policies reasonably designed to prohibit the dissemination or use of the Fund's nonpublic portfolio holdings information by the Custodian or its employees, unless such dissemination or use is: (i) for the purposes set forth in or contemplated by this Agreement, (ii) at the direction of the Fund, (iii) if the Fund becomes a securities lending client of the Custodian, disclosed to borrowers and borrowers' affiliates in connection with loans made pursuant to the securities lending agreement between the Fund and the Custodian, or (iv) requested or required in any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, or required by operation of law or regulation. In the circumstances described in clause (iv), other than a routine audit or examination of the Custodian, the Custodian shall, to the extent permitted under applicable law and regulation, provide the Fund with prompt notice of such requirement to disclose the information (provided that giving such notice shall not be a pre-condition to supplying the information to the party requesting or requiring it) in order to enable the Fund to seek an appropriate protective order or other remedy, to consult with the Custodian with respect to the Fund's taking steps to resist or narrow the scope of such requirement or legal process, or to waive compliance, in whole or in part, with the terms of this Agreement. The Custodian will reasonably cooperate with the Fund, at the Fund's expense, in connection with the Fund's efforts to ensure that all information that is so disclosed will be accorded confidential treatment. In addition, the Custodian and its affiliates may also report and use nonpublic portfolio holdings information of its clients, including the Fund, on an aggregated basis with all or substantially all other client information and without specific reference to the Fund.

      SECTION 17.10 ASSIGNMENT. This Agreement may not be assigned by either party without the written consent of the other, which consent shall not be unreasonably withheld, except that either party may assign its rights and obligations hereunder to a party controlling, controlled by, or under common control with such party.

      IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the date first above written.

FIRST EAGLE FUNDS
FIRST EAGLE VARIABLE FUNDS                  FUND SIGNATURE ATTESTED TO BY:

By:   _________________________             By:   ____________________

Name: _________________________             Name: ____________________
      Vice President                              Treasurer

STATE STREET BANK AND TRUST COMPANY         SIGNATURE ATTESTED TO BY:

By:   _________________________             By:   ____________________
      Robert G. Novellano                         Beverly Z. Edwards
      Senior Vice President                       Vice President

                                   SCHEDULE 1
                       To Custody Agreement by and between
         State Street Bank and Trust Company and First Eagle Funds/First
                    Eagle Variable Funds dated July 22, 2005

First Eagle Global Fund
First Eagle Overseas Fund
First Eagle U.S. Value Fund
First Eagle Gold Fund
First Eagle Fund of America
First Eagle Variable Overseas Fund

          SCHEDULE A: STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS

Market                  Subcustodian

Argentina               Citibank, N.A.

Australia               Westpac Banking Corporation
                        Citibank Pty. Limited

Austria                 Erste Bank der oesterreichischen Sparkassen AG

Bahrain                 HSBC Bank Middle East Limited
                        (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Bangladesh              Standard Chartered Bank

Belgium                 BNP Paribas Securities Services, S.A.

Benin                   via Societe Generale de Banques en Cote d'Ivoire,
                        Abidjan, Ivory Coast

Bermuda                 Bank of Bermuda Limited

Botswana                Barclays Bank of Botswana Limited

Brazil                  Citibank, N.A.

Bulgaria                ING Bank N.V.

Burkina Faso            via Societe Generale de Banques en Cote d'Ivoire,
                        Abidjan, Ivory Coast

Canada                  State Street Trust Company Canada

Cayman Islands          Scotiabank & Trust (Cayman) Limited

Chile                   BankBoston, N.A.

People's Republic       The Hongkong and Shanghai Banking Corporation Limited,
of China                Shanghai and Shenzhen branches

Colombia                Cititrust Colombia S.A. Sociedad Fiduciaria

Costa Rica              Banco BCT S.A.

Croatia                 Privredna Banka Zagreb d.d

Cyprus                  Cyprus Popular Bank Ltd.

Czech Republic          Ceskoslovenska obchodni banka, A.S.

Denmark                 Danske Bank A/S

Ecuador                 Banco de la Produccion S.A.

Egypt                   HSBC Bank Egypt S.A.E.
                        (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

          SCHEDULE A: STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS

Market                  Subcustodian
Estonia                 AS Hansapank

Finland                 Nordea Bank Finland Plc.

France                  BNP Paribas Securities Services, S.A.

Germany                 Deutsche Bank AG

Ghana                   Barclays Bank of Ghana Limited

Greece                  National Bank of Greece S.A.

Guinea-Bissau           via Societe Generale de Banques en Cote d'Ivoire,
                        Abidjan, Ivory Coast

Hong Kong               Standard Chartered Bank (Hong Kong) Limited

Hungary                 HVB Bank Hungary Rt.

Iceland                 Kaupthing Bank hf.

India                   Deutsche Bank AG
                        The Hongkong and Shanghai Banking Corporation Limited

Indonesia               Deutsche Bank AG

Ireland                 Bank of Ireland

Israel                  Bank Hapoalim B.M.

Italy                   BNP Paribas Securities Services, S.A.

Ivory Coast             Societe Generale de Banques en Cote d'Ivoire

Jamaica                 Bank of Nova Scotia Jamaica Ltd.

Japan                   Mizuho Corporate Bank Ltd.
                        Sumitomo Mitsui Banking Corporation

Jordan                  HSBC Bank Middle East Limited
                        (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Kazakhstan              HSBC Bank Kazakhstan
                        (as delegate of The Hongkong and Shanghai Banking
                        Corporation Limited)

Kenya                   Barclays Bank of Kenya Limited

Republic of Korea       Deutsche Bank AG
                        The Hongkong and Shanghai Banking Corporation Limited

Latvia                  A/s Hansabanka

Lebanon                 HSBC Bank Middle East Limited
                        (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

          SCHEDULE A: STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS

Market                  Subcustodian
Lithuania               Vilniaus Bankas AB

Malaysia                Standard Chartered Bank Malaysia Berhad

Mali                    via Societe Generale de Banques en Cote d'Ivoire,
                        Abidjan, Ivory Coast

Malta                   HSBC Bank Malta Plc.

Mauritius               The Hongkong and Shanghai Banking Corporation Limited

Mexico                  Banco Nacional de Mexico S.A.

Morocco                 Attijariwafa bank

Namibia                 Standard Bank Namibia Limited

Netherlands             Deutsche Bank AG
                        KAS BANK N.V.

New Zealand             Westpac Banking Corporation

Niger                   via Societe Generale de Banques en Cote d'Ivoire,
                        Abidjan, Ivory Coast

Nigeria                 Stanbic Bank Nigeria Limited

Norway                  Nordea Bank Norge ASA

Oman                    HSBC Bank Middle East Limited
                        (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Pakistan                Deutsche Bank AG

Palestine               HSBC Bank Middle East Limited
                        (as delegate of The Hongkong and Shanghai Banking
                        Corporation Limited)

Panama                  HSBC Bank (Panama) S.A.

Peru                    Citibank del Peru, S.A.

Philippines             Standard Chartered Bank

Poland                  Bank Handlowy w Warszawie S.A.

Portugal                Banco Comercial Portugues S.A.

Puerto Rico             Citibank N.A.

Qatar                   HSBC Bank Middle East Limited
                        (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Romania                 ING Bank N.V.

Russia                  ING Bank (Eurasia) ZAO, Moscow

          SCHEDULE A: STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS

Market                  Subcustodian
Senegal                 via Societe Generale de Banques en Cote d'Ivoire,
                        Abidjan, Ivory Coast

Serbia                  HVB Bank Serbia and Montenegro a.d.

Singapore               DBS Bank Limited
                        United Overseas Bank Limited

Slovak Republic         Ceskoslovenska obchodni banka, A.S., pobocka zahranicnej
                        banky v SR

Slovenia                Bank Austria Creditanstalt d.d. - Ljubljana

South Africa            Nedcor Bank Limited
                        Standard Bank of South Africa Limited

Spain                   Santander Investment Services, S.A.

Sri Lanka               The Hongkong and Shanghai Banking Corporation Limited

Swaziland               Standard Bank Swaziland Limited

Sweden                  Skandinaviska Enskilda Banken AB

Switzerland             UBS AG

Taiwan - R.O.C.         Central Trust of China

Thailand                Standard Chartered Bank

Togo                    via Societe Generale de Banques en Cote d'Ivoire,
                        Abidjan, Ivory Coast

Trinidad & Tobago       Republic Bank Limited

Tunisia                 Banque Internationale Arabe de Tunisie

Turkey                  Citibank, A.S.

Uganda                  Barclays Bank of Uganda Limited

Ukraine                 ING Bank Ukraine

United Arab Emirates    HSBC Bank Middle East Limited
                        (as delegate of The Hongkong and Shanghai Banking
                        Corporation Limited)

United Kingdom          State Street Bank and Trust Company, United Kingdom
                        branch

Uruguay                 BankBoston, N.A.

Venezuela               Citibank, N.A.

Vietnam                 The Hongkong and Shanghai Banking Corporation Limited

Zambia                  Barclays Bank of Zambia Plc.

Zimbabwe                Barclays Bank of Zimbabwe Limited

                 SCHEDULE B: STATE STREETGLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

Market                  Depository
Argentina               Caja de Valores S.A.

Australia               Austraclear Limited

Austria                 Oesterreichische Kontrollbank AG (Wertpapiersammelbank
                        Division)

Bahrain                 Clearing, Settlement, and Depository System of the
                        Bahrain Stock Exchange

Bangladesh              Central Depository Bangladesh Limited

Belgium                 Banque Nationale de Belgique
                        Caisse Interprofessionnelle de Depots et de Virements de Titres, S.A.

Benin                   Depositaire Central - Banque de Reglement

Bermuda                 Bermuda Securities Depository

Brazil                  Central de Custodia e de Liquidacao Financeira de
                        Titulos Privados (CETIP)
                        Companhia Brasileira de Liquidacao e Custodia Sistema Especial de Liquidacao e de Custodia (SELIC)

Bulgaria                Bulgarian National Bank
                        Central Depository AD

Burkina Faso            Depositaire Central - Banque de Reglement

Canada                  The Canadian Depository for Securities Limited

Chile                   Deposito Central de Valores S.A.

People's Republic       China Securities Depository and Clearing Corporation
of China                Limited, Shanghai Branch
                        China Securities Depository and Clearing Corporation
                        Limited, Shenzhen Branch

Colombia                Deposito Central de Valores
                        Deposito Centralizado de Valores de Colombia S.A. (DECEVAL)

Costa Rica              Central de Valores S.A.

Croatia                 Sredisnja depozitarna agencija d.d.

Cyprus                  Central Depository and Central Registry

Czech Republic          Czech National Bank
                        Stredisko cennych papiru - Ceska republika

Denmark                 Vaerdipapircentralen

Egypt                   Misr for Clearing, Settlement, and Depository S.A.E.

Estonia                 AS Eesti Vaartpaberikeskus

Finland                 Suomen Arvopaperikeskus

France                  Euroclear France

Germany                 Clearstream Banking AG, Frankfurt

                 SCHEDULE B: STATE STREETGLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

Market                  Depository

Greece                  Apothetirion Titlon AE
                        Bank of Greece, System for Monitoring Transactions in Securities in Book-Entry Form

Guinea-Bissau           Depositaire Central - Banque de Reglement

Hong Kong               Central Moneymarkets Unit
                        Hong Kong Securities Clearing Company Limited

Hungary                 Kozponti Elszamolohaz es Ertektar (Budapest) Rt. (KELER)

Iceland                 Icelandic Securities Depository Limited

India Central Depository Services (India) Limited National Securities Depository Limited
                        Reserve Bank of India

Indonesia               Bank Indonesia
                        PT Kustodian Sentral Efek Indonesia

Israel                  Tel Aviv Stock Exchange Clearing House Ltd.
                        (TASE Clearinghouse)

Italy                   Monte Titoli S.p.A.

Ivory Coast             Depositaire Central - Banque de Reglement

Jamaica                 Jamaica Central Securities Depository

Japan                   Bank of Japan - Net System
                        Japan Securities Depository Center (JASDEC) Incorporated

Jordan                  Securities Depository Center

Kazakhstan              Central Securities Depository

Kenya                   Central Depository and Settlement Corporation Limited
                        Central Bank of Kenya

Republic of Korea       Korea Securities Depository

Latvia                  Latvian Central Depository

Lebanon                 Banque du Liban
                        Custodian and Clearing Center of Financial
                        Instruments for Lebanon and the Middle East
                        (Midclear) S.A.L.

Lithuania               Central Securities Depository of Lithuania

Malaysia                Bank Negara Malaysia
                        Bursa Malaysia Depository Sdn. Bhd.

Mali                    Depositaire Central - Banque de Reglement

Malta                   Central Securities Depository of the Malta Stock
                        Exchange

Mauritius               Bank of Mauritius

                 SCHEDULE B: STATE STREETGLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

Market                  Depository
                        Central Depository and Settlement Co. Ltd.

Mexico                  S.D. Indeval, S.A. de C.V.

Morocco                 Maroclear

Namibia                 Bank of Namibia

Netherlands             Euroclear Nederland

New Zealand             New Zealand Central Securities Depository Limited

Niger                   Depositaire Central - Banque de Reglement

Nigeria                 Central Securities Clearing System Limited

Norway                  Verdipapirsentralen

Oman                    Muscat Depository & Securities Registration Company,
                        SAOC

Pakistan                Central Depository Company of Pakistan Limited
                        State Bank of Pakistan

Palestine               Clearing, Depository and Settlement, a department of the
                        Palestine Securities Exchange

Panama                  Central Latinoamericana de Valores, S.A. (LatinClear)

Peru Caja de Valores y Liquidaciones, Institucion de Compensacion y Liquidacion de Valores S.A.

Philippines             Philippine Depository & Trust Corporation
                        Registry of Scripless Securities (ROSS) of the Bureau of Treasury

Poland                  Rejestr Papierow Wartosciowych
                        Krajowy Depozyt Papierow Wartosciowych S.A.
Portugal INTERBOLSA - Sociedade Gestora de Sistemas de Liquidacao e de Sistemas Centralizados de Valores Mobiliarios, S.A.

Qatar Central Clearing and Registration (CCR), a department of the Doha Securities Market

Romania                 Bucharest Stock Exchange Registry Division
                        National Bank of Romania
                        National Securities Clearing, Settlement and Depository Company

Russia                  Vneshtorgbank, Bank for Foreign Trade of the Russian
                        Federation

Senegal                 Depositaire Central - Banque de Reglement

Serbia                  Central Registrar and Central Depository for Securities

Singapore               The Central Depository (Pte) Limited
                        Monetary Authority of Singapore

Slovak Republic         Narodna banka slovenska
                        Centralny depozitar cennych papierov SR, a.s.

                 SCHEDULE B: STATE STREETGLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

Market                  Depository
Slovenia                KDD - Centralna klirinsko depotna druzba d.d.

South Africa            Share Transactions Totally Electronic (STRATE) Ltd.

Spain                   IBERCLEAR

Sri Lanka               Central Depository System (Pvt) Limited

Sweden                  Vardepapperscentralen VPC AB

Switzerland             SegaIntersettle AG (SIS)

Taiwan - R.O.C.         Taiwan Securities Central Depository Company Limited

Thailand                Bank of Thailand
                        Thailand Securities Depository Company Limited

Togo                    Depositaire Central - Banque de Reglement

Trinidad and Tobago     Trinidad and Tobago Central Bank

Tunisia Societe Tunisienne Interprofessionelle pour la Compensation et de Depots des Valeurs Mobilieres (STICODEVAM)

Turkey                  Central Bank of Turkey
                        Takas ve Saklama Bankasi A.S. (TAKASBANK)

Uganda                  Bank of Uganda

Ukraine                 Mizhregionalny Fondovy Souz
                        National Bank of Ukraine

United Arab Emirates    Clearing and Depository System, a department of the
                        Dubai Financial Market

United Kingdom          CrestCo.

Uruguay                 Banco Central del Uruguay

Venezuela               Banco Central de Venezuela
                        Caja Venezolana de Valores

Vietnam Securities Registration, Clearing and Settlement, Depository Department of the Securities Trading Center

Zambia                  Bank of Zambia
                        LuSE Central Shares Depository Limited

TRANSNATIONAL                   Euroclear              Clearstream Banking, S.A.

                         SCHEDULE C: MARKET INFORMATION
                                   April, 2005

Publication/Type of Information        Brief Description
-------------------------------        -----------------
(scheduled frequency)

--------------------------------------------------------------------------------
The Guide to Custody in World Markets An overview of settlement and safekeeping (CD annually and regular updates) procedures, custody practices and foreign investor considerations for the markets
                                       in which State Street offers custodial
                                       services.

--------------------------------------------------------------------------------
Global Custody Network Review          Information relating to Foreign
(annually)                             Subcustodians in State Street's Global
                                       Custody Network. The Review stands as an integral part of the materials that State
                                       Street provides to its U.S. mutual fund
                                       clients to assist them in complying with SEC Rule 17f-5. The Review also gives insight into State Street's market expansion and Foreign Subcustodian selection processes, as well as the procedures and controls used to monitor the financial condition and performance of our Foreign Subcustodian banks.

--------------------------------------------------------------------------------
Securities Depository Review           Custody risk analyses of the Foreign
(annually)                             Securities Depositories presently
                                       operating in Network markets. This
                                       publication is an integral part of the
                                       materials that State Street provides to
                                       its U.S. mutual fund clients to meet
                                       informational obligations created by SEC
                                       Rule 17f-7.

--------------------------------------------------------------------------------
Global Legal Survey                    With respect to each market in which
(annually)                             State Street offers custodial services,
                                       opinions relating to whether local law
                                       restricts (i) access of a fund's
                                       independent public accountants to books
                                       and records of a Foreign Subcustodian or Foreign Securities System, (ii) a fund's ability to recover in the event of bankruptcy or insolvency of a Foreign
                                       Subcustodian or Foreign Securities
                                       System, (iii) a fund's ability to recover in the event of a loss by a Foreign
                                       Subcustodian or Foreign Securities
                                       System, and (iv) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

--------------------------------------------------------------------------------
Subcustodian Agreements                Copies of the contracts that State Street
(annually)                             has entered into with each Foreign
                                       Subcustodian that maintains U.S. mutual
                                       fund assets in the markets in which State
                                       Street offers custodial services.

--------------------------------------------------------------------------------
Global Market Bulletin                 Information on changing settlement and
(daily or as necessary)                custody conditions in markets where State
                                       Street offers custodial services.
                                       Includes changes in market and tax
                                       regulations, depository developments,
                                       dematerialization information, as well as other market changes that may impact
                                       State Street's clients.

--------------------------------------------------------------------------------
Foreign Custody Advisories             For those markets where State Street
(as necessary)                         offers custodial services that exhibit
                                       special risks or infrastructures
                                       impacting custody, State Street maintains market advisories to highlight those unique market factors which might impact our ability to offer recognized custody service levels.

--------------------------------------------------------------------------------
Material Change Notices                Informational letters and accompanying
(presently on a quarterly basis or as  materials confirming State Street's
otherwise necessary)                   foreign custody arrangements, including a
                                       summary of material changes with Foreign
                                       Subcustodians that have occurred during
                                       the previous quarter. The notices also
                                       identify any material changes in the
                                       custodial risks associated with
                                       maintaining assets with Foreign
                                       Securities Depositories.

--------------------------------------------------------------------------------